Exhibit 99.1

NEWS

TEAM, INC. P. O. Box 123 Alvin, Texas 77512 (281) 331-6154	For immediate release contact: Ted W. Owen

TEAM, INC. ANNOUNCES PURCHASE OF QUEST INTEGRITY GROUP, LLC

(CONFERENCE CALL SCHEDULED TODAY, NOVEMBER 3, 2010 AT 2 PM EDT TO DISCUSS)

ALVIN, TX, November 3, 2010 — Team, Inc. (NASDAQ: TISI) today reported that it purchased Quest Integrity Group, LLC (“Quest Integrity”), a privately held advanced inspection services and engineering assessment company. Team effectively purchased 95% of Quest Integrity for a total consideration of $42.6 million, consisting of a cash payment of $39.1 million and the issuance of $3.5 million in TISI restricted common stock (approximately 186 thousand shares). Team expects to purchase the remaining 5% in 2015 for a purchase consideration based upon the future performance of Quest Integrity. Future consideration would be for a value of no less than $2.4 million payable in Team common stock.

Headquartered near Seattle, Washington, Quest Integrity has leading technical capabilities related to the measurement and assessment of facility and pipeline mechanical integrity. It has developed several propriety tools for advanced tube and pipeline inspection and measurement. Supporting and augmenting these proprietary inspection tools, Quest Integrity has an advanced technical team that provides specialized engineering assessments of facility conditions and serviceability. The company maintains operations in Seattle, Boulder, and New Zealand, and has service locations in Houston, Calgary, Australia, The Netherlands, and the Middle East.

“We are pleased that Quest Integrity Group has joined the Team family. In addition to its own exciting growth opportunities related to specialty inspection services, we are enthusiastic about the joint growth opportunities for Quest Integrity and Team’s other service lines utilizing Quest Integrity’s extensive engineering assessment capabilities and related analytical tools combined with Team’s extensive market presence and large field service capability,” said Phil Hawk, Team’s Chairman and CEO.

Under Team’s ownership, all of Quest Integrity’s current management team will continue to lead the company which will operate as part of Team’s TCM Division (inspection and field heat treating services).

The purchase was financed through additional borrowings from Team’s existing credit facility and the acquisition is expected to have a neutral impact on reported earnings during the first year as part of Team. For calendar year 2010, Quest Integrity Group revenues and EBITDA are estimated to be approximately $22 million and $5 million, respectively.

The Company has scheduled a conference call to discuss the Quest Integrity Group acquisition today, November 3, 2010 at 2 p.m. Eastern Daylight Time (1 p.m. CDT). The call will be broadcast over the web and can be accessed on Team’s website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 877-826-1586 and use confirmation code 28330218 when prompted. Additionally, the Company has updated its investor presentation with additional slides pertaining to the Quest Integrity acquisition. The additional slides have been filed in an 8-K with the SEC and the full, updated investor presentation is included on the Company’s website. For additional information about Quest Integrity Group, investors are invited to go to www.questintegrity.com.

Headquartered in Alvin, Texas, Team Inc. is a leading provider of specialty industrial services required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 100 locations throughout the world. Team’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “TISI”.

Statements and projections in this release that relate to future results and events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon our current expectations. Such forward-looking statements and projections involve estimates, assumptions, judgments and uncertainties. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which these forward-looking statements and projections are based are current, reasonable and complete. However, there are a variety of known and unknown factors that could cause our actual results or outcomes to differ materially from the projections, anticipated results or other expectations expressed in this release. Such known factors are detailed in our Annual Report on Form 10-K for the year ended May 31, 2010 and in our other filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the forward-looking statements and projections contained will occur or that our objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

For additional information, contact Philip J. Hawk or Ted W. Owen at (281) 331-6154.